Oportun Reports Second Quarter 2020 Financial Results
Month-Over-Month Originations Growth in May, June and July

SAN CARLOS, CA – August 6, 2020 – Oportun Financial Corporation (Nasdaq: OPRT) (“Oportun” and the "Company") today reported financial results for the second quarter ended June 30, 2020.
“The actions we took during the second quarter resulted in improving month-over-month credit trends, steadily increasing originations, and a continued strong balance sheet,” said Raul Vazquez, CEO of Oportun. “During this period of economic uncertainty, we remain committed to financial inclusion and providing our customers with affordable financial services. Our investments in technology have allowed us to innovate throughout the pandemic, and we have developed tools that enable us to better serve our customers, positioning us for smart, sustainable growth.”
Second Quarter 2020 Results

Metric	GAAP		Adjusted[1]
	2Q20	2Q19	2Q20	2Q19
Total revenue	$142.7	$142.6	$142.7	$142.2
Net income (loss)	($34.2)	$13.8	($35.1)	$10.9
Diluted earnings (loss) per share	($1.26)	$0.52	($1.29)	$0.50
Adjusted EBITDA			$4.8	$19.9
Dollars in millions, except per share amounts.
•Managed Principal Balance at End of Period was $1.94B, up 3% year-over-year
•30+ Day Delinquency Rate of 3.7% as compared to 3.4% for the prior-year period
•Annualized Net Charge-Off Rate of 10.6% as compared to 7.7% for the prior-year period
•Book Value of $454.3M, or $16.62 per share, and Adjusted Tangible Book Value of $429.8M, or $15.73 per share
•12+ months of liquidity runway

Financial and Operating Results

To facilitate useful measures for period-to-period comparisons, the Company has provided unaudited financial information for the three and six-month periods ended June 30, 2020 and 2019 on a GAAP basis as well as a Fair Value Pro Forma ("FVPF") Adjusted basis. The FVPF and adjusted financial results reflect the Company's performance as if the fair value option had been elected since inception for all loans originated and held for investment and all asset-backed notes issued. All figures are as of June 30, 2020, unless otherwise noted.

The Company believes it continues to be well positioned strategically and financially in the current environment; however, factors such as economic conditions, the extent and duration of the COVID-19 pandemic, the unemployment rate, and further stimulus measures may impact future performance. The Company remains fully committed to the safety of its employees and customers during the ongoing COVID-19 crisis, and continues to take actions to manage its business in a thoughtful and conservative manner throughout this fluid situation.

[1] See the section entitled “About Non-GAAP Financial Measures” for an explanation of non-GAAP measures, and the table entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of non-GAAP to GAAP measures.

Financial Results

Total Revenue and FVPF Total Revenue – Total revenue and FVPF Total Revenue for the second quarter was $142.7 million, comparable with the prior-year quarter. Interest income increased $6.3 million compared to the prior-year quarter. The increase in interest income was offset by a decrease in non-interest income, which decreased $6.2 million compared to the prior-year quarter.

Net Income (Loss) and Adjusted Net Income (Loss) – Net income (loss) was $(34.2) million, as compared to $13.8 million in the prior-year quarter. Adjusted Net Income (Loss) was $(35.1) million compared to $10.9 million in the prior-year quarter. The decreases in net income and Adjusted Net Income are attributable to a mark-to-market decrease related to the increase in value of the Company's asset-backed notes and current period charge-offs. These decreases were partially offset by an increase in the fair value of the Company's loan portfolio in the second quarter as a result of a lower discount rate and lower expected losses as compared to the prior quarter.

Earnings (Loss) Per Share and Adjusted EPS – GAAP net loss per share, basic and diluted, were both $(1.26), for the three months ended June 30, 2020. GAAP earnings per share, basic and diluted, were both $0.52 in the prior-year quarter. Adjusted EPS was $(1.29) as compared to $0.50 in the prior-year quarter.

Adjusted EBITDA – Adjusted EBITDA was $4.8 million, down from $19.9 million in the prior-year quarter. The Company believes that Adjusted EBITDA is a useful metric because it is a proxy for Oportun's pre-tax cash profitability. In addition to adding back taxes, depreciation, amortization, stock-based compensation and one-time events, Adjusted EBITDA also excludes the non-cash impact of fair value accounting.

Credit and Operating Metrics

The Company believes that its rapid implementation of emergency hardship programs and reduced payment plans have been effective in providing impacted customers sufficient time to return to repayment status. At the end of June, 5.0% of Oportun’s Owned Principal Balance at End of Period was in emergency hardship deferral status, down from 14.6% at the end of April. As of July 31, 2020, 3.9% of the Company's Owned Principal Balance at End of Period was in deferral status under the emergency hardship deferral program.

Net Charge-Off Rate – The Annualized Net Charge-Off Rate for the quarter was 10.6%, compared to 7.7% for the prior-year quarter. As a result of the pandemic and based upon the Company’s analysis of historical loan performance following natural disasters or other emergencies, more loans have been determined to be uncollectible prior to reaching 120 days contractually past due, resulting in higher charge-offs. This led to $4.1 million of additional charge-offs in June, which increased the Annualized Net Charge-Off Rate by 96 basis points for the quarter. The Company expects to continue to see higher charge-offs from some loans impacted by the pandemic that are deemed unlikely to be collectible. The Annualized Net Charge-Off Rate for the month of July was 11.9%, with $4.0 million of additional charge offs, a 290 bps impact.

30+ Day Delinquency Rate – The Company's 30+ Day Delinquency Rate was 3.7% at the end of the quarter, compared to 3.4% at the end of the prior-year quarter. The 30+ Day Delinquency rate as of June 30, 2020 was down from 4.0% at the end of both April and May. consistent with the Company's preliminary estimate. The 30+ Day Delinquency Rate was 3.4% as of July 31, 2020.

Operating Efficiency and Adjusted Operating Efficiency – Operating Efficiency for the quarter was 65.2% as compared to 58.4% in the prior-year quarter. Adjusted Operating Efficiency for the second quarter was 60.0%, as compared to 57.1% in the prior-year quarter. Oportun has been actively identifying and reducing discretionary spend, while continuing to invest in those areas that will enhance the Company over the long-term. Sequentially, operating expenses declined due to a reduction in marketing spend and other expense savings initiatives during the second quarter of 2020. The year-over-year increase in operating expenses is driven by $4.0 million in investments in new products and $2.4 million in COVID-19-related expenses in the second quarter of 2020, as well as additional investments in technology, engineering, and data science.

Book Value and Adjusted Tangible Book Value – Book Value for the quarter was $454.3 million, or $16.62 per share, and Adjusted Tangible Book Value was $429.8 million, or $15.73 per share.

Return On Equity ("ROE") and Adjusted ROE – ROE for the quarter was (29.4)%, as compared to 14.9% in the prior-year quarter.  Adjusted ROE for the quarter was (29.9)%, as compared to 11.7% in the prior-year quarter.

Origination Trends

Steadily increasing originations – The Company’s originations increased in May, June and July, due to the refinement of its marketing efforts, including increased digital initiatives and optimization of direct mail, and availability of its omni-channel network during the pandemic. Furthermore, credit performance on newly-originated loans is trending below 2019 and pre-pandemic levels due to the Company's credit tightening in mid-March. Based upon this performance, the Company has prudently increased its approval rates over the last few weeks and has focused on increasing approval rates for its returning customers. These efforts resulted in loan originations for June increasing 46% as compared to May and 64% as compared to April. Loan originations were $85.3 million in July, a 24% increase compared to June.

Funding and Liquidity

As of June 30, 2020, total cash was $198.0 million, consisting of cash and cash equivalents of $139.2 million and restricted cash of $58.7 million. FVPF Cost of Debt and FVPF Debt-to-Equity were 4.2% and 3.1x, respectively, for and at the end of the second quarter 2020 as compared to 4.3% and 3.6x, respectively, for and at the end of the prior-year quarter. As of June 30, 2020, the Company had $302.8 million of undrawn capacity on its existing $400.0 million warehouse line, which is committed through October 2021. Following the redemption in July of the $200 million Series 2017-B asset-backed notes, as of July 31, 2020, the Company had $176.4 million of undrawn capacity on the warehouse line. Based upon its recent projections, Oportun has determined that it continues to have more than 12 months of liquidity runway.(1) Oportun also continues to sell a percentage of newly originated loans on a whole loan basis at a fixed price pursuant to its existing flow sale contract.

Financial Outlook

Given the ongoing uncertainty surrounding the duration and severity of COVID-19, Oportun is not providing forward-looking guidance at this time for 2020 or 2021. The Company anticipates its future financial performance will continue to be impacted by the pandemic and its economic consequences, but the magnitude and timing of this impact is too dependent on external factors to reliably set guidance parameters at this time.

Conference Call

As previously announced, Oportun’s management will host a conference call to discuss second quarter 2020 results at 5:00 p.m. EDT (2:00 p.m. PDT) today. The dial-in number for the conference call is 877-407-9208 (toll-free) or 201-493-6784 (international). Participants should call in 10 minutes prior to the scheduled start time. A live webcast of the call will be accessible from the Investor Relations page of Oportun's website at https://investor.oportun.com. Both the call and webcast are open to the general public. For those unable to listen to the live broadcast, a replay will be available through Thursday, August 20, 2020, by phone at 844-512-2921 (toll-free) or 412-317-6671 (international), passcode 13706113, and a webcast replay will be available at https://investor.oportun.com for one year. An investor presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, will be available on the Investor Relations page of Oportun's website at https://investor.oportun.com prior to the start of the conference call.

1 As of June 30, 2020, assumes maintaining operations and covering all upcoming debt obligations.

About Non-GAAP Financial Measures

This press release presents information about the Company’s Fair Value Pro Forma ("FVPF") results, FVPF Total Revenue, Adjusted Net Income, Adjusted EPS, Adjusted Tangible Book Value, Adjusted Tangible Book Value Per Share, Adjusted EBITDA, Adjusted Operating Efficiency, and Adjusted Return on Equity, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company believes these Non-GAAP measures can be useful measures for period-to-period comparisons of our core business and provide useful information to investors and others in understanding and evaluating our operating results. Non-GAAP financial measures are provided in addition to, and not as a substitute for, and are not superior to, financial measures calculated in accordance with GAAP. In addition, the non-GAAP measures the Company uses, as presented, may not be comparable to similar measures used by other companies. Reconciliations of non-GAAP to GAAP measures can be found below.

About Oportun

Oportun (Nasdaq: OPRT) is a mission-driven Community Development Financial Institution (CDFI). Oportun provides inclusive, affordable financial services powered by a deep, data-driven understanding of its customers and advanced proprietary technology. By lending money to hardworking, low-to-moderate income individuals, Oportun helps them move forward in their lives, demonstrate their creditworthiness, and establish the credit history they need to access new opportunities. Oportun serves customers in English and Spanish; online and over the phone in 29 states, and in person at over 330 retail locations across 9 of those states. For more information, please visit http://www.oportun.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements as to future results of operations and financial position, liquidity runway, trends in credit performance, originations, payment defaults, planned products and services, planned investments, growth positioning, business strategy and plans and objectives of management for future operations of Oportun are forward-looking statements. These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause the Oportun’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You generally can identify these statements by terms such as “expect,” “plan,” “anticipate,” “project,” "outlook,” “continue,” “may,” “seek,” “believe,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the forward-looking statements. Oportun has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These risks and uncertainties include those risks described in Oportun's filings with the Securities and Exchange Commission, including Oportun's most recent quarterly report on Form 10-Q and most recent annual report on Form 10-K, and include, but are not limited to, the extent and duration of the COVID-19 pandemic, market and economic disruptions stemming from the COVID-19 pandemic; Oportun’s future financial performance, including trends in revenue, net revenue, operating expenses, and net income; changes in market interest rates; increases in loan delinquencies and charge-offs; Oportun’s ability to operate successfully in a highly regulated industry; cyberattacks and security vulnerabilities in Oportun's products and services; Oportun's ability to increase the volume of loans it makes; the success of Oportun's Emergency Hardship Deferral program; and Oportun’s ability to compete successfully with other companies that are currently in, or may in the future enter, its industry. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, Oportun disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Contacts

Investor Contact
Nils Erdmann
650-810-9074
ir@oportun.com

Media Contact
Usher Lieberman
650-769-9414
usher.lieberman@oportun.com

Oportun and the Oportun logo are registered trademarks of Oportun, Inc.

Oportun Financial Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue
Interest income	$136.1	$129.8	$286.8	$256.5
Non-interest income	6.6	12.8	19.3	24.4
Total revenue	142.7	142.6	306.1	280.9
Less:
Interest expense	15.1	14.6	31.5	29.3
Provision (release) for loan losses	—	(3.0)	—	(3.3)
Decrease in fair value	(81.5)	(28.8)	(148.0)	(54.2)
Net revenue	46.1	102.1	126.7	200.8

Operating expenses:
Technology and facilities	31.5	24.4	62.3	46.1
Sales and marketing	20.1	23.1	44.9	44.4
Personnel	27.7	18.9	53.3	37.8
Outsourcing and professional fees	11.1	13.2	24.7	26.8
General, administrative and other	2.6	3.6	6.5	6.9
Total operating expenses	93.0	83.2	191.6	161.9

Income (loss) before taxes	(46.9)	18.9	(64.9)	38.9
Income tax expense (benefit)	(12.7)	5.1	(17.4)	10.5
Net income (loss)	$(34.2)	$13.8	$(47.5)	$28.4

Diluted Earnings (Loss) per Common Share	$(1.26)	$0.52	$(1.75)	$1.08
Diluted Weighted Average Common Shares	27,233,394	2,955,914	27,125,054	2,987,143

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	June 30,	December 31,
	2020	2019
Assets
Cash and cash equivalents	$139.2	$72.2
Restricted cash	58.7	64.0
Loans receivable at fair value	1,635.7	1,882.1
Loans receivable at amortized cost	—	42.5
Less:
Unamortized deferred origination costs and fees, net	—	(0.1)
Allowance for loan losses	—	(4.0)
Loans receivable at amortized cost, net	—	38.5
Loans held for sale	0.4	0.7
Interest and fees receivable, net	20.2	17.2
Right of use assets - operating	48.3	50.5
Other assets	72.2	76.8
Total assets	$1,974.6	$2,201.9

Liabilities and stockholders' equity
Liabilities
Secured financing	$96.2	$60.9
Asset-backed notes at fair value	1,097.9	1,129.2
Asset-backed notes at amortized cost	199.8	359.1
Amount due to whole loan buyer	31.1	33.4
Lease liabilities	51.2	53.4
Other liabilities	44.1	77.2
Total liabilities	1,520.3	1,713.1
Stockholders' equity
Preferred stock	—	—
Preferred stock, additional paid-in capital	—	—
Common stock	—	—
Common stock, additional paid-in capital	426.9	418.3
Convertible preferred and common stock warrants	—	0.1
Accumulated other comprehensive loss	(0.3)	(0.2)
Retained earnings	34.0	76.7
Treasury stock	(6.3)	(6.1)
Total stockholders’ equity	454.3	488.8
Total liabilities and stockholders' equity	$1,974.6	$2,201.9

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cash flows from operating activities
Net income (loss)	$(34.2)	$13.8	$(47.5)	$28.4
Adjustments for non-cash items	73.9	26.4	146.8	54.6
Proceeds from sale of loans in excess of originations of loans sold and held for sale	1.8	7.8	9.9	13.1
Changes in balances of operating assets and liabilities	0.5	3.6	(15.1)	2.6
Net cash provided by operating activities	41.9	51.5	94.0	98.7

Cash flows from investing activities
Loan originations in excess of loan repayments received	140.1	(89.9)	107.9	(142.8)
Purchase of fixed assets, net of sales	(1.6)	(1.5)	(3.2)	(3.8)
Capitalization of system development costs	(5.7)	(4.2)	(11.1)	(6.7)
Net cash provided by (used in) investing activities	132.9	(95.6)	93.6	(153.3)

Cash flows from financing activities
Borrowings	—	40.0	235.0	40.0
Repayments	(182.8)	(10.0)	(359.8)	(10.1)
Net stock-based activities	(0.1)	—	(0.9)	0.1
Net cash provided by (used in) financing activities	(183.0)	30.0	(125.8)	30.1

Net increase (decrease) in cash and cash equivalents and restricted cash	(8.1)	(14.1)	61.8	(24.5)
Cash and cash equivalents and restricted cash beginning of period	206.1	118.7	136.1	129.2
Cash and cash equivalents and restricted cash end of period	$198.0	$104.6	$198.0	$104.6

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONSOLIDATED KEY PERFORMANCE METRICS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Aggregate Originations (1) (Millions)	$157.6	$473.2	$590.4	$889.0
Number of loans originated (1) (Actuals)	48,193	169,593	191,343	320,415
Active Customers (1) (Actuals)	676,830	710,816	676,830	710,816
Customer Acquisition Costs (1) (Actuals)	$413	$136	$232	$138
Owned Principal Balance at End of Period (1) (Millions)	$1,642.6	$1,584.1	$1,642.6	$1,584.1
Managed Principal Balance at End of Period (1) (Millions)	$1,938.4	$1,887.4	$1,938.4	$1,887.4
Average Daily Principal Balance (1) (Millions)	$1,736.5	$1,551.3	$1,799.3	$1,539.1
Charge-offs, net of recoveries (1) (Millions)	$45.7	$29.7	$87.2	$60.9
30+ delinquent balance at end of period (1) (Millions)	$60.3	$54.4	$60.3	$54.4
30+ Day Delinquency Rate (1) (%)	3.7%	3.4%	3.7%	3.4%
Annualized Net Charge-Off Rate (1) (%)	10.6%	7.7%	9.8%	8.0%
Operating Efficiency (%)	65.2%	58.4%	62.6%	57.6%
Adjusted Operating Efficiency (%)	60.0%	57.1%	58.6%	56.5%
Return on Equity (%)	(29.4)%	14.9%	(20.3)%	15.7%
Adjusted Return on Equity (%)	(29.9)%	11.7%	(15.3)%	11.1%
(1) Credit card amounts have been excluded from these metrics for the three and six months ended June 30, 2020 because they are de minimis.

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
ABOUT NON-GAAP FINANCIAL MEASURES
(unaudited)

The press release dated August 6, 2020 contains non-GAAP financial measures. The following tables reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP"). These non-GAAP financial measures include FVPF Total Revenue, Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted Operating Efficiency, Adjusted Return on Equity, Adjusted EPS, Adjusted Tangible Book Value and Adjusted Tangible Book Value Per Share.

The Company believes that the provision of these non-GAAP financial measures can provide useful measures for period-to-period comparisons of Oportun's core business and useful information to investors and others in understanding and evaluating its operating results. However, non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

Fair Value Pro Forma
Oportun has elected the fair value option to account for all loans held for investment that were originated on or after January 1, 2018, (the "Fair Value Loans"), and for all asset-backed notes issued on or after January 1, 2018, (the "Fair Value Notes"). The Company made this election because, for a fast-growing company that produces high-quality assets such as Oportun, fair value accounting brings its GAAP net income closer to the net cash flow generated by its business, and more in line with its more mature public peers. In order to facilitate comparisons to prior periods, the Company has provided financial information for the three months ended June 30, 2020 and for prior periods on a pro forma basis, or the Fair Value Pro Forma, as if the fair value option had been elected since inception for all loans originated and held for investment and all asset-backed notes issued. Upon adoption of ASU 2019-05 effective January 1, 2020, the Company elected the fair value option on all loans receivable previously measured at amortized cost.

Adjusted EBITDA
The Company defines Adjusted EBITDA as net income (loss), adjusted for the impact of the Company's election of the fair value option and further adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted EBITDA is an important measure because it allows management, investors and its board of directors to evaluate and compare operating results, including return on capital and operating efficiencies, from period to period by making the adjustments described below. In addition, it provides a useful measure for period-to-period comparisons of Oportun's business, as it removes the effect of income taxes, certain non-cash items, variable charges and timing differences.

•The Company believes it is useful to exclude the impact of income tax expense (benefit), as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations.
•The Company believes it is useful to exclude depreciation and amortization and stock-based compensation expense because they are non-cash charges.
•The Company excludes the impact of the litigation reserve, if any, and COVID-19 expenses because it does not believe that these items reflect ongoing business operations.
•The Company also reverses origination fees for Fair Value Loans, net. As a result of Oportun's election of the fair value option for Fair Value Loans, the Company recognizes the full amount of any origination fees as revenue at the time of loan disbursement in advance of collection of origination fees through principal payments. As a result, the Company believes it is beneficial to exclude the uncollected portion of such origination fees, because such amounts do not represent cash received.
•The Company also reverses the fair value mark-to-market adjustment because it is a non-cash adjustment.

Adjusted Net Income (Loss)
The Company defines Adjusted Net Income (Loss) as net income (loss) adjusted for the impact of the Company's election of the fair value option and further adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted Net Income is an important measure of operating performance because it allows management, investors, and Oportun's board of directors to evaluate and compare its operating results, including return on capital and operating efficiencies, from period to period, excluding the after-tax impact of non-cash, stock-based compensation expense and one-time, non-recurring items such as litigation reserves.

•The Company believes it is useful to exclude the impact of income tax expense (benefit), as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations. The Company also includes the impact of normalized income tax expense by applying the income tax rate noted in the table.
•The Company believes it is useful to exclude the impact of the litigation reserve, if any, and the COVID-19 expenses because it does not believe that these items reflect its ongoing business operations.
•The Company believes it is useful to exclude stock-based compensation expense because it is a non-cash charge.

Adjusted Operating Efficiency
The Company defines Adjusted Operating Efficiency as total Fair Value Pro Forma operating expenses (excluding COVID-19 expenses, stock-based compensation expense and litigation reserve, if any) divided by Fair Value Pro Forma Total Revenue. The Company believes Adjusted Operating Efficiency is an important measure because it allows management, investors and Oportun's board of directors to evaluate how efficient the Company is at managing costs relative to revenue.

Adjusted Return on Equity
The Company defines Adjusted Return on Equity (“ROE”) as annualized Adjusted Net Income divided by Fair Value Pro Forma average shareholders’ equity. The Company believes Adjusted ROE is an important measure because it allows management, investors and Oportun's board of directors to evaluate the profitability of the business in relation to equity and how well the Company generates income from the equity available.

Adjusted EPS
The Company defines Adjusted EPS as Adjusted Net Income divided by weighted average diluted shares outstanding. Weighted-average diluted common shares outstanding have been adjusted to reflect the conversion of all convertible preferred shares as of the beginning of each annual period.

Adjusted Tangible Book Value and Adjusted Tangible Book Value Per Share ("Adjusted TBVPS")
The Company defines Adjusted Tangible Book Value as Fair Value Pro Forma total stockholders' equity, excluding intangible assets and system development costs, and Adjusted TBVPS as Adjusted Tangible Book Value divided by common shares outstanding at period end. The Company believes that Adjusted TBVPS is an important measure because it provides management, investors and its Board with an assessment of value that is more conservative than Book Value Per Share in order to evaluate the financial position, capitalization, and valuation of the business in relation to total shares outstanding at the end of the period. The Company believes it is important to exclude intangibles, as these would not have standalone value outside the context of the business.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended June 30, 2020			Three Months Ended June 30, 2019
	As Reported	FV Adjustments	FV Pro Forma	As Reported	FV Adjustments	FV Pro Forma
Revenue:
Interest income	$136.1	$—	$136.1	$129.8	$(0.4)	$129.3
Non-interest income	6.6	—	6.6	12.8	—	$12.8
Total revenue	142.7	—	142.7	142.6	(0.4)	142.2
Less:
Interest expense	15.1	(0.2)	14.9	14.6	(0.4)	14.3
Provision (release) for loan losses	—	—	—	(3.0)	3.0	—
Net decrease in fair value	(81.5)	(9.4)	(90.9)	(28.8)	(2.9)	(31.7)
Net revenue	46.1	(9.2)	36.9	102.1	(6.0)	96.2

Operating expenses:
Technology and facilities	31.5	—	31.5	24.4	—	24.4
Sales and marketing	20.1	—	20.1	23.1	—	23.1
Personnel	27.7	—	27.7	18.9	—	18.9
Outsourcing and professional fees	11.1	—	11.1	13.2	—	13.2
General, administrative and other	2.6	—	2.6	3.6	—	3.6
Total operating expenses	93.0	—	93.0	83.2	—	83.2

Income (loss) before taxes	(46.9)	(9.2)	(56.1)	18.9	(6.0)	12.9
Income tax expense (benefit)	(12.7)	(2.6)	(15.2)	5.1	(1.6)	3.5
Net income (loss)	$(34.2)	$(6.6)	$(40.9)	$13.8	$(4.3)	$9.4

Adjusted Earnings (Loss) per Common Share			$(1.29)			$0.50
Diluted Adjusted Weighted Average Common Shares			27,233,394			22,030,914

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Six Months Ended June 30, 2020			Six Months Ended June 30, 2019
	As Reported	FV Adjustments	FV Pro Forma	As Reported	FV Adjustments	FV Pro Forma
Revenue:
Interest income	$286.8	$—	$286.8	$256.5	$(1.3)	$255.2
Non-interest income	19.3	—	19.3	24.4	—	24.4
Total revenue	306.1	—	306.1	280.9	(1.3)	279.6
Less:
Interest expense	31.5	(0.7)	30.8	29.3	(0.7)	28.6
Provision (release) for loan losses	—	—	—	(3.3)	3.3	—
Net decrease in fair value	(148.0)	2.2	(145.7)	(54.2)	(10.8)	(65.1)
Net revenue	126.7	2.9	129.6	200.8	(14.8)	186.0

Operating expenses:
Technology and facilities	62.3	—	62.3	46.1	—	46.1
Sales and marketing	44.9	—	44.9	44.4	—	44.4
Personnel	53.3	—	53.3	37.8	—	37.8
Outsourcing and professional fees	24.7	—	24.7	26.8	—	26.8
General, administrative and other	6.5	—	6.5	6.9	—	6.9
Total operating expenses	191.6	—	191.6	161.9	—	161.9

Income (loss) before taxes	(64.9)	2.9	(62.0)	38.9	(14.8)	24.1
Income tax expense (benefit)	(17.4)	1.1	(16.3)	10.5	(4.0)	6.5
Net income	$(47.5)	$1.9	$(45.7)	$28.4	$(10.8)	$17.6

Adjusted Earnings (Loss) per Common Share			$(1.32)			$0.93
Diluted Adjusted Weighted Average Common Shares			27,125,054			22,062,143

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	June 30, 2020			June 30, 2019
	As Reported	FV Adjustments	FV Pro Forma	As Reported	FV Adjustments	FV Pro Forma
Assets
Cash and cash equivalents	$139.2	$—	$139.2	$45.7	$—	$45.7
Restricted cash	58.7	—	58.7	58.9	—	58.9
Loans receivable	1,635.7	—	1,635.7	1,631.7	9.0	1,640.7
Other assets	141.0	—	141.0	129.8	(5.0)	124.7
Total assets	1,974.6	—	1,974.6	1,866.1	4.0	1,870.1

Liabilities
Total debt	1,393.9	(1.4)	1,392.5	1,355.6	2.2	1,357.8
Other liabilities	126.4	1.1	127.5	131.6	1.0	132.5
Total liabilities	1,520.3	(0.3)	1,520.0	1,487.2	3.2	1,490.3
Total stockholders' equity	454.3	0.3	454.6	378.9	0.8	379.8
Total liabilities and stockholders' equity	$1,974.6	$—	$1,974.6	$1,866.1	$4.0	$1,870.1

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted EBITDA	2020	2019	2020	2019
Net income (loss)	$(34.2)	$13.8	$(47.5)	$28.4
Adjustments:
Fair Value Pro Forma net income adjustment	(6.6)	(4.3)	1.9	(10.8)
Income tax expense (benefit)	(15.2)	3.5	(16.3)	6.5
COVID-19 expenses	2.4	—	3.0	—
Depreciation and amortization	5.1	3.2	9.8	6.1
Stock-based compensation expense	5.0	2.0	9.1	4.0
Litigation reserve	—	—	—	—
Origination fees for Fair Value Loans, net	3.3	(0.4)	4.8	0.5
Fair value mark-to-market adjustment	45.2	2.1	58.6	4.1
Adjusted EBITDA	$4.8	$19.9	$23.3	$38.8

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted Net Income (Loss)	2020	2019	2020	2019
Net income (loss)	$(34.2)	$13.8	$(47.5)	$28.4
Adjustments:
Fair Value Pro Forma net income adjustment	(6.6)	(4.3)	1.9	(10.8)
Income tax expense (benefit)	(15.2)	3.5	(16.3)	6.5
COVID-19 expenses	2.4	—	3.0	—
Stock-based compensation expense	5.0	2.0	9.1	4.0
Litigation reserve	—	—	—	—
Adjusted income (loss) before taxes	(48.7)	15.0	(49.8)	28.1
Normalized income tax expense (benefit)	(13.6)	4.0	(13.9)	7.6
Adjusted Net Income (Loss)	$(35.1)	$10.9	$(35.9)	$20.5

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except share and per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
GAAP Earnings (Loss) per Share	2020	2019	2020	2019
Net income (loss)	$(34.2)	$13.8	$(47.5)	$28.4
Less: Net income allocated to participating securities (1)	—	(12.3)	—	(25.2)
Net income (loss) attributable to common stockholders	$(34.2)	$1.5	$(47.5)	$3.2

Basic weighted-average common shares outstanding	27,233,394	2,942,833	27,125,054	2,940,164
Weighted average effect of dilutive securities:
Stock options	—	—	—	32,669
Restricted stock units	—	1,326	—	2,565
Warrants	—	11,755	—	11,745
Diluted weighted-average common shares outstanding	27,233,394	2,955,914	27,125,054	2,987,143

Earnings (loss) per share:
Basic	$(1.26)	$0.52	$(1.75)	$1.10
Diluted	$(1.26)	$0.52	$(1.75)	$1.08

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted Earnings (Loss) Per Share	2020	2019	2020	2019
Diluted earnings (loss) per share	$(1.26)	$0.52	$(1.75)	$1.08

Adjusted Net Income (Loss)	$(35.1)	$10.9	$(35.9)	$20.5

Basic weighted-average common shares outstanding	27,233,394	2,942,833	27,125,054	2,940,164
Weighted-average common shares outstanding based on assumed convertible preferred conversion	—	19,075,000	—	19,075,000
Weighted average effect of dilutive securities:
Stock options	—	—	—	32,669
Restricted stock units	—	1,326	—	2,565
Warrants	—	11,755	—	11,745
Diluted adjusted weighted-average common shares outstanding	27,233,394	22,030,914	27,125,054	22,062,143

Adjusted Earnings (Loss) Per Share	$(1.29)	$0.50	$(1.32)	$0.93

(1) In a period of net income, both earnings and dividends (if any) are allocated to participating securities. In a period of net loss, only dividends (if any) are allocated to participating securities.

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except share and per share data, unaudited)

	June 30, 2020	December 31, 2019
Adjusted Tangible Book Value and Adjusted Tangible Book Value Per Share
Stockholders' equity	$454.3	$488.8
Adjustments:
Fair Value Pro Forma stockholders' equity adjustment	0.3	(1.5)
Intangible assets, net (1)	(24.8)	(18.5)
Adjusted Tangible Book Value	$429.8	$468.8

Total common shares outstanding at end of period	27,330,800	27,003,157

Book Value Per Share	$16.62	$18.10
Adjusted Tangible Book Value Per Share	$15.73	$17.36

(1) Intangible assets, net consists of trademarks and internally developed software, net.

Note: Numbers may not foot or cross-foot due to rounding.